BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION



Application of PECO Energy Company for               :
Approval of its Restructuring Plan Under             :   Docket Nos. R-00973953
Section 2806 of the Public Utility Code, et al.      :   and P-00971265



                       JOINT PETITION FOR FULL SETTLEMENT
                            OF PECO ENERGY COMPANY'S
                     RESTRUCTURING PLAN AND RELATED APPEALS
                 AND APPLICATION FOR A QUALIFIED RATE ORDER AND
                  APPLICATION FOR TRANSFER OF GENERATION ASSETS




April 29, 1998

                                TABLE OF CONTENTS


I.  SUMMARY OF SETTLEMENT.....................................................3

II.  BACKGROUND...............................................................5

III.  TERMS AND CONDITIONS...................................................10

         A. Rate Reductions and Rate Unbundling..............................10

         B. Rate Caps and Transmission and Distribution Charges..............13

         C. Competitive Metering and Billing.................................15

         D. Securitization...................................................17

         E. Reconciliation and Projected Sales ..............................18

         F. LILR and EER and Rule 4.6 Contracts..............................19

         G. Phase-In.........................................................22

         H. Transfer Of Generation Assets....................................23

         I. Recovery Of Stranded ............................................25

         J. Universal Service................................................26

         K. Consumer Education and Information ..............................32

         L. Provider of Last Resort and Generation Supply Obligations
               And Opportunities.............................................32

         M. Market Share Thresholds .........................................37

         N. Code of Conduct..................................................39

         O. Renewable Energy Development ....................................39

         P.  Sustainable Development Fund....................................40

         Q.  Resolution of Other Issues......................................41

         R.  Promotion of Settlement.........................................42

         S.  Withdrawal Of Pending State And Federal Court Cases.............42

         T.  Effectiveness, Duration And Enforcement Of Settlement...........44

         U.  Complete Agreement; No Alterations Or Modifications.............45

IV.  PUBLIC INTEREST CONSIDERATIONS..........................................46

V.  CONCLUSION...............................................................49


                            [APPENDICES NOT ATTACHED]

                                   BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION


Application of PECO Energy Company for                :
Approval of its Restructuring Plan Under              :  Docket Nos. R-00973953
Section 2806 of the Public Utility Code, et al.       :  and P-00971265



                       JOINT PETITION FOR FULL SETTLEMENT
                            OF PECO ENERGY COMPANY'S
                     RESTRUCTURING PLAN AND RELATED APPEALS
                 AND APPLICATION FOR A QUALIFIED RATE ORDER AND
                  APPLICATION FOR TRANSFER OF GENERATION ASSETS


     PECO Energy Company ("PECO" or the "Company"); Senator Vincent J. Fumo; the Office of Consumer Advocate ("OCA"); the Office of Small Business Advocate ("OSBA"); the Office of Trial Staff ("OTS"); the Philadelphia Area Industrial Energy Users Group ("PAIEUG"); Lance S. Haver; the Consumers Education and Protective Association, et al. ("CEPA");/1 the Environmentalists; the Delaware Valley Energy Consortium; Pennsylvania Retailers' Association; U.S. Department of the Navy; Action Alliance of Senior Citizens of Greater Philadelphia; Pennsylvania Department of Aging; Southeastern Pennsylvania Transportation Authority ("SEPTA"); Enron Power Marketing, Inc. ("Enron"); NEV East LLC ("NEV"); Conectiv Energy; Mid-Atlantic Power Supply Assoc. ("MAPSA"); Skipping Stone; NorAm Energy Management, Inc. and Electric Clearinghouse, Inc.; Pennsylvania Petroleum Association and Pennsylvania Association of Plumbing, Heating, Cooling
--------

1 As used herein, CEPA refers collectively to several intervenors represented by common counsel, including the Consumers Education and Protective Association, the Tenant Action Group, ACORN and John W. Long, Jr.

Contractors, Inc.; Allegheny Power System, Inc. ("APS"); GPU Energy Inc. ("GPU"); PP&L, Inc. ("PP&L"); Pennsylvania Rural Electric Assoc. ("PREA") and other parties as designated on the signature pages (all such parties collectively referred to as the "Joint Petitioners"), by their counsel, respectfully submit this Joint Petition for Full Settlement of PECO Energy Company's Proposed Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets ("Joint Petition").

     The terms and conditions of the Joint Petition represent a comprehensive settlement which resolves all issues on appeal before the Commonwealth Court and all issues before the U.S. District Court arising from challenges by the Joint Petitioners to the Commission's final order, reconsideration order and compliance orders regarding PECO's Application for Approval of its Restructuring Plan Under Section 2806 of the Public Utility Code. The Joint Petitioners aver that this comprehensive settlement is in the public interest and, therefore, request that the Commission: (1) approve without modification the proposed settlement as set forth in the Joint Petition; (2) amend the Commission's final order, reconsideration order and compliance filing orders as necessary to implement the full settlement; (3) approve the tariff supplements necessary to implement the proposed settlement as appended hereto; (4) issue a Qualified Rate Order authorizing PECO to securitize up to $4.0 billion of stranded assets and costs as agreed to herein; and (5) approve PECO's transfer of generation assets as set forth herein./2



--------

2 The Joint Petitioners recognize that pursuant to the Public Utility Code, the Commission is obligated to provide notice and an opportunity to be heard before it may amend a prior order or issue a Qualified Rate Order. The Joint Petitioners

                                                                  (continued...)

     In support of their request, the Joint Petitioners state as follows:


                            I. SUMMARY OF SETTLEMENT

     The Joint Petitioners have agreed to the proposed settlement terms and conditions set forth in this document as a means to resolve, finally and equitably, all issues arising from PECO's proposed restructuring plan and application for a qualified rate order, in lieu of further protracted and expensive litigation in state and federal courts.

     In particular, the Joint Petitioners have agreed to terms and conditions that fairly balance the interests of all parties affected by PECO's restructuring plan and that foster the creation of a vibrant competitive market. All PECO customers will receive a guaranteed 8% rate reduction effective January 1, 1999, the start date for retail electric generation competition in PECO's service territory, through December 31, 1999, and a 6% rate reduction from January 1 to December 31, 2000. In addition to the guaranteed rate decreases of 8% and 6%, customers shall receive a system-average shopping credit of 4.46 cents per KWH on January 1, 1999. Customers that elect to shop for generation shall receive total rate reductions in 1999 equal to an 8% rate decrease and in 2000 equal to a 6% rate decrease, plus savings produced by the difference between their generation purchase price and their shopping credit. Moreover, given the system average shopping credit of 4.46 cents per KWH for the years 1999 and 2000 called for in the proposed settlement as well as

--------
(continued)

     agree: (1) that PECO will provide written notice by letter to its customers; (2) that PECO will post notice in its office and on its Internet web page; and (3) that PECO will provide notice by news release.

other specific components agreed to herein, the Joint Petitioners expect the development of a vibrant competitive market with many alternative electric generation suppliers.

     In addition, PECO shall (1) recover a substantially smaller amount of stranded cost recovery than it claimed before the Commission; (2) transfer its generation assets and liabilities and wholesale power contracts subject to competitive safeguards to insure fair dealing; (3) expand its current universal service programs; (4) accelerate the phase-in to customer choice for all customer classes; (5) educate consumers about restructuring; (6) facilitate funding of sustainable energy and economic development; (7) encourage small renewable energy technologies; and (8) withdraw all of its appeals before Commonwealth Court and its civil complaint before the U.S. District Court challenging the Commission's restructuring orders at Docket Nos. R-00973953 and P-00971265.

     The other Joint Petitioners, in turn, agree to resolve all objections to PECO's Restructuring Plan, as set forth herein, and to withdraw (1) all cases pending before the Commonwealth Court which challenge the constitutionality of the Electric Competition Act and the Commission's May 22, 1997 Order at Docket No. R-00973877 in PECO's securitization proceeding and (2) all appeals pending before Commonwealth Court which challenge the Commission's restructuring orders at Docket Nos. R-00973953 and P-00971265, as set forth in Part S herein.

                                 II. BACKGROUND

     1. On December 3, 1996, Governor Ridge signed into law the Electricity Generation Customer Choice and Competition Act (66 Pa. C.S. ss.2801 et seq.)(the "Electric Competition Act"). The Electric Competition Act fundamentally restructures the provision of retail electric service in Pennsylvania by mandating the introduction of customer choice of generation supplier commencing January 1, 1999.

     2. On April 1, 1997, PECO submitted a comprehensive Restructuring Plan in which it requested the Commission to approve (1) the imposition of unbundled rates, Competitive Transition Charges ("CTCs") and specific tariff provisions to ensure customers direct access to all licensed electric generation suppliers;
(2) the recovery of $6.8 billion/3 of transition and stranded costs; (3) the implementation of a plan to meet its universal service obligations, including a mechanism to recover the costs of those obligations; and (4) the implementation of a proposed Consumer Education Program.

     3. PECO provided notice of its Restructuring Plan filing to all customers by bill insert. In addition, notice of the filing was published in newspapers of general circulation in PECO's service territory. Copies of the filing were served on all parties to PECO's securitization proceeding at Docket No. R-00973877 and on all active participants in PECO's last general base rate investigation at Docket No. R-891364.

     4. PECO's filing was assigned to Administrative Law Judges Marlane R. Chestnut and Charles E. Rainey, Jr. (the "ALJs"). Thereafter, over thirty parties intervened

--------

3 In its April 1, 1997 Restructuring Filing, PECO claimed stranded assets and costs totaling $6.8 billion. That figure increased to $7.5 billion in PECO's rebuttal case submission on July 18, 1997.

in the proceeding and, on June 20, 1997, thirteen parties filed extensive testimony challenging various aspects of PECO's Restructuring Plan. In response, PECO, on July 18, 1997, submitted the rebuttal testimony and supporting exhibits of twenty-two witnesses.

     5. On July 30, 1997, PECO and a number of other parties submitted a Motion for Continuance of Hearings in which they advised the ALJs that settlement negotiations were underway. As a consequence, by Orders issued July 31, 1997 and August 14, 1997, the ALJs suspended the due date for the filing of surrebuttal testimony and continued the hearing schedule to allow the settlement discussions to proceed.

     6. On August 27, 1997, PECO and other parties filed with the ALJs and the Commission a Joint Petition for Partial Settlement of PECO Energy Company's Proposed Restructuring Plan And Application For A Qualified Rate Order (the "August Partial Settlement").

     7. Several parties opposed the August Partial Settlement. As a result, the ALJs established a schedule for the filing of direct and responsive testimony by both those supporting the August Partial Settlement and those opposing it. Public input hearings on the August Partial Settlement were convened on October 9 and 10, 1997 and technical, evidentiary hearings were held on October 14-16, 1997. In addition, by Order entered October 2, 1997, the Commission directed that the evidentiary record be certified and the case briefed directly to the Commission without issuance by the ALJs of a Recommended Decision.

     8. On October 7, 1997, Enron Energy Services Power, Inc. ("Enron") filed a Petition with the Commission at P-00971265 requesting that it: (1) approve an alternative restructuring proposal (the "Choice Plan") in lieu of the August Partial Settlement; (2) designate Enron the provider of last resort in PECO's service territory; and (3) direct PECO to issue to Enron transition bonds totaling $5.461 billion (the "Enron Petition"). Enron also filed a Motion to Consolidate its Petition and the August Partial Settlement.

     9. At its public meeting two days later, on October 9, 1997, the Commission set the Enron Petition for hearings and consolidated its consideration with the ongoing proceedings involving the August Partial Settlement. Thereafter, in accordance with a schedule established by the ALJs, extensive direct and responsive testimony was submitted by both Enron and by those opposing the Choice Plan. Technical evidentiary hearings on the Choice Plan were held on November 17-19, 1997.

     10. On November 6, 1997, the Commission issued an Order, clarifying and reinforcing an earlier directive that the parties concurrently present for the record and brief to the Commission their positions regarding (1) the August Partial Settlement, (2) the Choice Plan and (3) PECO's original Restructuring Plan. The Commission established December 2, 1997 as the due date for all parties' Initial Briefs and directed that Reply Briefs would not be entertained.

     11. On December 2, 1997, Initial Briefs (or letter comments in lieu of briefs) and proposed Findings of Fact and Conclusions of Law were filed by 21 different parties. That same day, the ALJs issued an Order certifying the evidentiary record to the Commission.

     12. At its public meeting on December 11, 1997, the Commission, by a vote of 3-2, adopted an 88-page motion which rejected the August Partial Settlement and the Choice Plan and substantially modified PECO's proposed Restructuring Plan. Thereafter, the Commission, on December 23, 1997, issued a 164-page Opinion and Order (the "Restructuring Order") which, among other things, determined that PECO's proven net stranded costs were $5.024 billion and that unbundling of PECO's rates resulted in a customer shopping credit of 4.46 cents per KWH.

     13. On January 7, 1998, PECO and five other parties filed petitions requesting that the Commission rehear, reconsider, clarify and amend certain aspects of its Restructuring Order. By Secretarial letter dated January 8, 1998, the Commission directed that Answers to the foregoing Petitions, if any, be submitted on or before January 13, 1998. Answers were filed by PECO and eight other parties.

     14. At its public meeting on January 15, 1998, the Commission, by a vote of 3-2, adopted a 14-page motion which denied many of the changes requested by the parties but adjusted PECO's stranded cost allowance to $4.935 billion. The following day, the Commission issued a 27-page Opinion and Order (the "Reconsideration Order"). In its January 16, 1998 Reconsideration Order, the Commission directed PECO to make a compliance filing on or before January 20, 1998 and indicated that interested parties could file comments to the compliance filing on or before January 27, 1998.

     15. PECO submitted its compliance filing on January 20, 1998. On January 27, 1998, nine parties submitted over 150 pages of comments to PECO's compliance tariff. Three days later, on January 30, 1998, PECO responded to the opposing parties' comments.

     16. Thereafter, the Commission issued two additional Orders, one on February 5, 1998 in response to PECO's Proposed Compliance Filing (the "Compliance Order"), and another on February 26, 1998, in response to PECO's Revised Compliance Filing (the "Second Compliance Order"). PECO's Proposed Compliance Filing was rejected, and its Revised Compliance Filing was modified and/or accepted on all but one issue. Further, on February 26, 1998, the Commission ordered that a new proceeding be initiated at Docket No. R-00984298 (the "Supplier Tariff" docket) to investigate and approve finally a tariff setting forth all the terms and conditions associated with PECO/supplier interactions.

     17. In response to the Restructuring Order entered December 23, 1997, the Reconsideration Order entered January 16, 1998, the Compliance Order entered February 5, 1998 and the Second Compliance Order entered February 26, 1998 (hereinafter referred to collectively as the "PECO Restructuring Orders"), PECO has filed appeals to Commonwealth Court, as well as a civil complaint action in the U.S. District Court. In addition, appeals to Commonwealth Court challenging various aspects of the Commission's orders have been filed by CEPA, Indianapolis Power and Light Company, Conectiv Energy, OCA, Enron and NEV.

     17a. On April 14, 1998, ALJ Chestnut issued a recommended decision concerning the issues in the Supplier Tariff docket. On April 20, 1998, parties filed exceptions to ALJ Chestnut's decision and the matter is presently pending before the Commission for decision.

     18. On and after March 5, 1998, the Joint Petitioners signed a "Pre-Settlement Agreement" designed to set forth the procedural ground rules for participation in settlement negotiations aimed at resolving the matter in lieu of further litigation in state and federal courts. This Joint Petition is the product of these negotiations.




                            III. TERMS AND CONDITIONS

     The Joint Petitioners, intending to be legally bound and for due consideration given, agree as follows:

     A. Rate Reductions and Rate Unbundling

     19. On January 1, 1999, PECO will reduce its retail electric rates by 8% from the levels that existed as of December 31, 1996. That 8% rate decrease will continue in effect until January 1, 2000, when the rate reduction will become 6%. The 6% rate reduction will continue in effect until December 31, 2000. The January 1, 1999, and January 1, 2000, rate decreases will apply to all retail rate classifications and all customers within those rate classifications as set forth on a system-average basis in Schedule 1 (excluding the components of LILR, EER and Rule 4.6 contract charges that do not contain discounts off of Rate Schedules HT, EP, GS, and PD tariffed component charges).

     20. On January 1, 1999, PECO will unbundle its retail electric rates and special contracts into the following components: (1) distribution charges, (2) transmission charges, (3) a Competitive Transition Charge ("CTC") and, if applicable, an Intangible Transition Charge ("ITC") and (4) a shopping credit. The system-wide average values for these components for the years indicated are set forth in the following Schedule 1. Attached as Appendix A and incorporated as part of this settlement are tariff sheets setting forth for each rate class the rates, subject to reconciliation as set forth in Part E, that will be effective from January 1, 1999 to December 31, 2010. The tariffs set forth in Appendix A are the tariffs that implement this settlement except as specifically set forth herein.


                                                   Schedule 1

                                       SCHEDULE OF SYSTEM-WIDE AVERAGE RATES (a)

Effective                                              T&D                             Shopping        Generation
  Date            Transmission      Distribution     Rate Cap          CTC or ITC       Credit          Rate Cap
  ----            ------------      ------------     --------          ----------      --------        ---------
                   (b)  (1)             (2)             (3) =             (4)             (5)              (6)=
                                                     (1) + (2)                                          (4) + (5)

                   (cent)/kWh     (cent)/kWh       (cent)/kWh          (cent)/kWh     (cent)/kWh         (cent)/kWh

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          1.72(cent)     4.46(cent)         6.18(cent)
1999

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          1.92(cent)     4.46(cent)         6.38(cent)
2000

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          2.51(cent)     4.47(cent)         6.98(cent)
2001

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          2.51(cent)     4.47(cent)         6.98(cent)
2002

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          2.47(cent)     4.51(cent)         6.98(cent)
2003

January 1,         0.45(cent)     2.53(cent)       2.98(cent)          2.43(cent)     4.55(cent)         6.98(cent)
2004

January 1,         0.45(cent)(d)  2.53(cent)(d)    2.98(cent)(d)       2.40(cent)     4.58(cent)         6.98(cent)
2005

January 1,            (c)           (c)            N/A                 2.66(cent)     4.85(cent)         7.51(cent)
2006

January 1,            (c)           (c)            N/A                 2.66(cent)     5.35(cent)         8.01(cent)
2007

January 1,            (c)           (c)            N/A                 2.66(cent)     5.35(cent)         8.01(cent)
2008

January 1,            (c)           (c)            N/A                 2.66(cent)     5.35(cent)         8.01(cent)
2009

January 1,            (c)           (c)            N/A                 2.66(cent)     5.35(cent)         8.01(cent)
2010

(a) All prices reflect average retail billing for all classes of service (including gross receipts tax). Detail of actual individual rates for each class of service is provided in Appendix A. The average prices as presented in this Schedule 1 reflect the profile of service contained in PECO's proof of revenue set forth in Appendix A.

(b) The Transmission prices listed are for unbundling only. The Pennsylvania Public Utility Commission does not regulate the rates for transmission service.

(c) The cap on PECO's transmission and distribution rates under Section 2804(4) of the Electric Competition Act will be extended until June 30, 2005.

(d)  Effective until June 30, 2005.

Schedule 1, Column 3 sets forth the cap on system-wide average transmission and distribution charges that will be in effect from January 1, 1999 through June 30, 2005, provided, however, PECO may if necessary request recovery of additional nuclear decommissioning expense after January 1, 2004, and such expense recovery will not be subject to any rate cap. The tariffed rates in Appendix A underlying the system-wide average figures for CTC/ITC from 1999 through 2010 set forth in Schedule 1, Column 4, and the shopping credits set forth in Schedule 1, Column 5 are fixed for each year, except as provided for in paragraph 24 pertaining to periodic reconciliation of the CTC/ITC. The generation rate caps shown on a system-wide average basis for each year are set forth in Schedule 1, column 6 above from 1999 through 2010.

     B. Rate Caps and Transmission and Distribution Charges

     21. The Joint Petitioners agree that the rate cap exceptions set forth in
Section 2804(4) of the Electric Competition Act shall apply to the rates set forth in this settlement, except as otherwise specifically set forth herein. If at any time during the CTC Recovery Period, PECO requests and is granted a rate increase pursuant to Section 2804(4) of the Act (Rate Cap Exceptions) such increase shall not reduce the shopping credits listed in Schedule 1 and such increases shall be allocated to the appropriate unbundled rate category in accordance with determinations of the Commission. As set forth in Schedule 1, the generation rate cap is extended from 2005 to 2010, five years beyond the statutory rate cap period provided in the Electric Competition Act. Customer savings may be greater if, for example, customers obtain lower prices from a competitive supplier or if PECO's provider of last resort residential generation rates, as provided in Part L, result in a lower rate.

     The cap on PECO's transmission and distribution charges, which otherwise would expire on June 30, 2001 under Section 2804(4) of the Electric Competition Act (66 Pa. C.S. ss.2804(4)), will be extended until June 30, 2005, provided, however, that PECO may, if necessary, request recovery of additional nuclear decommissioning expense after January 1, 2004 and such expense recovery will not be subject to any rate cap and will be treated as an exception to the rate cap under Section 2804(4) and such increases shall not reduce the shopping credits listed in Schedule 1 and such increases shall be allocated to the appropriate unbundled rate category in accordance with determinations of the Commission. The Joint Petitioners shall not file a complaint with the Commission or otherwise challenge PECO's current transmission or distribution rate structure, or the current level of PECO's transmission rates or the current level of PECO's distribution rates as set forth in Appendix A hereto until the expiration of the transmission and distribution cap on June 30, 2005, provided, however, that any Joint Petitioner may participate as a complainant or otherwise in any future transmission rate proceeding in which an increase in PECO's current transmission rates or change in rate structure is proposed and, further, may file a complaint or otherwise participate in any proceeding before the Commission to adjust PECO's distribution rates as a result of any increase in PECO's transmission rates or change in rate structure in effect as of April 29, 1998. The transmission and distribution rate cap of 2.98 cents per KWH includes 2.97 cents for all existing costs and services and .01 cents for the sustainable development fund during the transmission and distribution rate cap period. No new fees shall be proposed or charged during the transmission and distribution rate cap period for a cost or service that is included in the bundled transmission and distribution rate.

     Pursuant to this Settlement, PECO agrees to cap the sum of its transmission and distribution charges, as described above. If, during the period that this rate cap is in effect PECO's transmission charges or rates (including but not limited to ancillary charges) are increased, then PECO's distribution rates will be reduced in a non-discriminatory manner sufficiently to avoid exceeding the transmission and distribution rate cap.


     C. Competitive Metering and Billing

     22. On January 1, 1999, PECO will unbundle its retail electric rates for its metering, meter reading, and billing and collection services to provide credits for those customers that elect to have their alternative suppliers perform these services. The credits for metering, meter reading and billing for each customer class are set forth in Appendix B.

     Effective January 1, 1999, subject to the ability of an Electric Generation Supplier ("EGS") to comply with the terms and conditions of "Competitive Billing and Collection Service" as set forth in Appendix C to this Joint Petition, a Commission-licensed EGS may (in addition to any other rights to act as agent for the customer set forth in PECO's tariffs) act as agent to provide a single bill and provide associated billing and collection services to its retail customers located in PECO service territory. Effective January 1, 1999, subject to the ability of an Electric Generation Supplier ("EGS") to comply with the terms and conditions of "Competitive Metering Service" as set forth in Appendix C to this Joint

Petition, a Commission-licensed EGS may provide, finance, install, own, maintain, calibrate and remotely read advanced meters for service to its retail customers located in PECO service territory.

     By June 1, 1998, the Joint Petitioners agree to develop standards related to "Competitive Billing and Collection Service" and "Competitive Metering Service" consistent with Appendix C.

     By July 1, 1998, the Commission shall establish metering and billing standards for the PECO service territory, including the specific applicability of provisions contained within 52 Pa. Code Ch. 56 (relating to standards and billing practices for residential services) to EGSs performing consolidated billing. These Commission standards shall also include, at a minimum, data exchange and billing format standards to facilitate the efficient, speedy and non-discriminatory exchange of information between PECO and EGSs necessary to a properly functioning competitive market for retail electric generation services.

     An EGS that bills on behalf of an EDC must comply with all billing and disclosure requirements applicable to an EDC, absent waiver by the Commission, including the unbundling of transmission and distribution rates.

     Only PECO EDC can physically disconnect or reconnect a customer's distribution service. Physical termination of service may only be permitted for failure to pay for EDC or PLR service.

     D. Securitization

     23. The rates and rate reductions described in paragraphs 19 and 20 and
Schedule 1 above include, but are not contingent upon, the anticipated benefits of securitization of $4.0 billion of stranded costs. The savings from securitization are incorporated to fund the rates and rate reductions provided for in paragraphs 19 and 20 Schedule 1, and no further rate adjustment upon sale of transition bonds is required other than establishment of an ITC to replace an equal amount of CTC. The effectiveness of this settlement is contingent upon the issuance by the Commission simultaneous with approval of this settlement of an irrevocable Qualified Rate Order as set forth in Appendix D under Section 2812 of the Electric Competition Act (66 Pa. C.S. ss.2812) authorizing the issuance of up to $4.0 billion of Transition Bonds at any time after the issuance of such Qualified Rate Order, provided that the ITC charges to customers terminate no later than December 31, 2010. PECO hereby applies for the issuance of a Qualified Rate Order as set forth in Appendix D which is incorporated as a part of this settlement. The Joint Petitioners agree not to oppose PECO's application for a Qualified Rate Order and PECO's securitization of its stranded assets and costs in accordance with this agreement. The Joint Petitioners agree that, to the extent necessary, the testimony, exhibits, applications and other documents submitted by the parties and the record from the hearings in this proceeding and in PECO Energy's securitization proceeding at Docket No. R-00973877 form the basis for this settlement and PECO's Application for a Qualified Rate Order. PECO assumes the risk that securitization may not be accomplished and such fact shall not be grounds for adjustment of the rates or CTC set forth in Schedule 1.


     E. Reconciliation and Projected Sales

     24. The CTC/ITC rates set forth in Appendix A are designed to recover $5.26 billion of PECO's stranded assets and costs. The CTC recovery period begins on January 1, 1999 and continues until December 31, 2010 at which point the CTC will terminate. To insure recovery of no more or no less than $5.26 billion over this 12 year recovery period, the CTC/ITC shall be subject to an annual reconciliation within each customer class in accordance with the procedures adopted in the PECO Restructuring Orders. The shopping credits shall be adjusted to reflect the CTC/ITC reconciliation. The reconciliation during calendar year 2010 will be done quarterly or, if necessary, monthly in order to insure full CTC/ITC recovery and termination by December 31, 2010. As required by the Electric Competition Act, the ITC will be subject to periodic adjustment to provide adequate debt service of the transition bonds. Any increase in the ITC pursuant to such a periodic adjustment will result in a corresponding reduction in the CTC set forth in Appendix A or the Company's other regulated revenues.

     For purposes of determining the annual revenue that should be recovered each year by the system-average CTCs contained in Schedule 1, a sales level of 33,569,358 Mwh will be used for the 12 months ending December 31, 1999, which will be increased each year during the CTC recovery period after 1999 by 0.8% over the projected sales level of the preceding year in accordance with the CTC reconciliation provisions in Appendix A. The sales levels to be used for reconciliation of the annual revenues for each major rate class (residential, commercial and large industrial) are set forth on Appendix E attached. For calendar year 2000 only, reconciliation will be as follows: If and to the extent sales growth exceeds 0.8% in 1999 (as set forth by class in Appendix E), the CTC/ITC figures for 2000 will be decreased accordingly, the generation rate caps for 2000 will be reduced by a commensurate amount, and the shopping credits for 2000 will remain unchanged. This will have the effect of increasing the guaranteed rate reductions for customers in 2000 from 6% to a higher percentage, depending on the level of sales growth and corresponding CTC/ITC overcollection in 1999. Appendix E also sets forth the annual amortization of stranded costs and the return allowed. Other than for reconciliation, the CTC/ITC and shopping credit figures will not be changed.


     F. LILR and EER and Rule 4.6 Contracts

     25. The Joint Petitioners agree that the Large Interruptible Load Rider ("LILR") will continue to be available through at least December 31, 2010 to current LILR customers. All LILR customers' unbundled charges will be: (i) for on-peak usage, 0.5(cent)kWh for distribution plus Gross Receipts Tax ("GRT"), and 0.5(cent)kWh for transmission plus GRT/4; and (ii) for off-peak usage, the Rate HT CTC/ITC, transmission, and distribution charges calculated using the customers' billing demand. PECO will assess no CTC/ITC charges

--------
4 This transmission charge is not subject to the Commission's jurisdiction; shall it increase or decrease, the distribution charge will be adjusted accordingly.

with respect to the on-peak portion of an LILR customer's interruptible load. PECO will also not impose any additional CTC/ITC charge on an LILR customer that obtains supply from a competitive supplier. For LILR customers that after January 1, 1999 choose to remain with PECO in its role as PLR/default supplier for their energy supply, the energy charges will be the individual customer's Locational Marginal Price, as calculated by PJM, or its replacement, for all on-peak energy associated with the customer's interruptible load, and applicable unbundled Rate HT charges for all other energy usage.

     The Joint Petitioners agree that the Economic Efficiency Rider ("EER") and Rule 4.6 contracts will continue to be available to prospective and current EER and Rule 4.6 customers in accordance with the terms and conditions of the EER, Rule 4.6 and the customer's contract. If the customer's contract is silent with respect to the customer's right to access competitive generation supply, then the customer may obtain competitive supply. For those customers with EER or Rule
4.6 contracts that contain discounts to the Rate HT capacity charge and the first two price blocks of Rate HT, the unbundled charges will be, starting January 1, 1999: (i) the Rate HT unbundled distribution and transmission charges, and (ii) the Rate HT CTC/ITC charges discounted by the negotiated percentage discount presently reflected in the customer's contract.

     With respect to those EER contracts and Rule 4.6 contracts that contain language regarding access rights and unbundling, the customers' right to access competitive generation supply and the unbundling of the customer's contract will be governed by the terms and conditions of the customers' contracts.

     All Rate HT industrial customers, LILR customers, and Rule 4.6 and EER customers shall have the right to pay all applicable CTC/ITC charges in one lump sum. For customers exercising this option, PECO and the customers will negotiate a mutually acceptable lump sum using the customer's most recent 12 months of demand and energy usage as billing determinants, unless such demand and energy usage will not be representative of the customer's likely demand and energy consumption during the CTC/ITC recovery period (in which case representative values will be used), applied to the CTC/ITC charges for the entire CTC/ITC recovery period, discounted using PECO's after-tax cost of capital. Exercise of the rights in this paragraph and paragraph 26 below shall impose no additional burdens on any other customer classes. Prior to agreeing to such lump sum payment, PECO shall submit for Commission approval a proposal for determining how the lump sum payment of CTC/ITC will affect reconciliation.

     26. Recovery of CTC/ITC from industrial and commercial customers that significantly reduce their purchases through installation of on-site generation will be as fully set forth in Appendix F hereto, which is incorporated as a part of this settlement; provided, however, that existing industrial and commercial customers whose peak load during 1996 was at least four (4) megawatts, and who can document that they were actively self generating or considering self-generation as of December 31, 1996 or earlier, will pay CTC/ITC charges following full start-up of any self-generation facility they install before December 31, 2010 as follows:

     (a) PECO will calculate the customer's average billing demand and energy usage for calendar year 1996;

     (b) Using those billing determinants PECO will determine the dollar amount that would be charged were the customer billed for CTC/ITC using the prevailing Rate HT CTC/ITC charges;

     (c) PECO will bill the customer one-third of the dollar amount determined in accordance with step b.


     G. Phase-In

     27. Direct access to electric generation suppliers will be phased in for all customers located in PECO's service territory in accordance with the PECO Restructuring Orders, in three steps -- one-third of the non-coincident peak load of each customer class of service will have access on January 1, 1999, two-thirds of the non-coincident peak load of each customer class on January 2, 1999, and the remainder on January 2, 2000. With respect to Rate HT, PD, and EP customers and Rate GS customers above 40kW only, if the individual customer peak load subscriptions exceed the class peak load limitation for one or more of these first two steps, then each customer's subscription will be reduced pro rata to meet the class peak load limitation, provided that customers with multiple locations in the PECO service territory shall be permitted to allocate their allotted share of their load to their multiple locations at their discretion. For purposes of this section, a customer shall be defined to include those customers which are affiliated with each other including, but not limited to, divisions, separate business units, etc. The entity which nominates for customers as defined herein with multiple locations shall designate the pro rata load for each multiple location. The Rate GS class will be divided into two classes of service for phase-in purpose only - a large customer class and a small customer class. All Rate GS customers with an average monthly demand for 1996 of 40kW or less will be in the small customer class, and all others will be in the large customer class.

     H. Transfer Of Generation Assets

     28. PECO and its subsidiaries are permitted to transfer or assign all of their generating assets and liabilities, as those assets and liabilities are delineated in its Restructuring Plan filing and included at the date of transfer in the accounts set for in Appendix I hereto, and any other assets necessary for the operation of the generating plants, and their wholesale power contracts to a separate corporate entity or entities. The entity or entities may, at PECO's discretion, be an affiliate or subsidiary of PECO or a non-affiliate. The wholesale power contracts transferred will exclude those wholesale power contracts that PECO utilizes to satisfy its provider of last resort obligations and those wholesale power contracts that PECO-affiliated or divisional EGSs enter into; provided, however, that if the generation sold under such contracts is provided by PECO's generating assets, then the sales obligations under those contracts will be transferred or assigned and the purchase obligations will remain with PECO or its affiliated or divisional EGSs. The generating assets and liabilities shall be transferred at their net book value at the date of transfer. Once the transfer is completed, the generation entity, if an affiliate of PECO, will be regulated by the Commission only if it makes retail sales, and then only as an EGS.

     PECO hereby requests, and the effectiveness of this Settlement is conditioned upon, the Commission's approval, without addition, condition or modification, of all aspects of PECO's transfer of its generation assets and liabilities and wholesale power contracts under this settlement and the Commission's issuance of such orders and certificates of public convenience as are necessary to implement those transfers. The Commission approval includes, but is not limited to, approval under Chapters 5, 11, 19, 21, and 28 of the Public Utility Code (66 Pa.C.S.).

     The Joint Petitioners expressly acknowledge that such transfers may require various regulatory approvals or waivers, including, without limitation, the FERC, the Nuclear Regulatory Commission ("NRC") and perhaps other agencies and third parties not subject to PECO's control, and therefore the Joint Petitioners will neither oppose, nor support any opposition to, PECO's requests to obtain such approvals. If such authorizations or waivers (other than approval by this Commission) are not obtained in a manner acceptable to PECO, then PECO will not transfer the generation assets or liabilities or contracts affected, provided, however that if a generating asset, liability or contract is not transferred, PECO will separate that asset, liability or contract and its operation from its regulated transmission and distribution functions by organizing generation assets, liabilities or contracts into a functionally separate business unit or units. Failure to obtain such authorization or waiver will not affect any other aspects of this settlement.

     PECO and its affiliates and subsidiaries agree to be bound by the competitive safeguard provisions set forth in Appendix G. Upon request of a Joint Petitioner the information referenced in paragraph 6 of Appendix G shall be provided directly to the Joint

Petitioner, who shall not disclose or use the information in a manner that violates the Commission's standard rules governing proprietary information. Complaints under these provisions shall be filed with the Commission and finally adjudicated by the Commission within sixty days of filing.


     I. Recovery Of Stranded

     29. PECO shall be permitted to recover from its retail electric customers $5.26 billion of stranded assets and costs through either a CTC (to remain in effect from January 1, 1999 to December 31, 2010) and/or, at the Company's discretion, an ITC (to be put in place any time after the effective date of this settlement and the issuance of transition bonds and to remain in effect up to December 31, 2010). PECO requests the Commission to declare that good cause has been shown under Section 2808 of the Electric Competition Act to permit PECO to recover the stranded assets and costs set forth below through a CTC or ITC extending to December 31, 2010. PECO also requests that the Commission expressly find that the transition and stranded cost recovery and level of CTC/ITC charges provided herein is just and reasonable and that securitization of up to $4.0 billion of stranded costs is just and reasonable and in the public interest. The other Joint Petitioners do not object to these findings. The total authorized recovery of $5.26 billion includes all amounts previously approved for recovery by the Commission in its May 22, 1997 Order at Docket No. R-00973877.

     Under the terms of this settlement, PECO shall be permitted to recover $5.26 billion for transition and stranded costs through a CTC and/or, at PECO's discretion, an ITC as set forth in Schedule 1, Appendix A and paragraphs 19, 20, 21, 23, 24, 25 and 26. This total authorized recovery of $5.26 billion constitutes full and final satisfaction of all transition and stranded costs that PECO has claimed or could have claimed before the Commission pursuant to
Section 2808 of the Electric Competition Act.

     J. Universal Service

     30. PECO will transfer all customers currently enrolled in its Customer Assistance Program ("CAP") to its pilot CAP Rate by December 31, 1998. The prepayment metering option provided to customers under the CAP Rate pilot will not apply, unless regulatory or legislative provisions are adopted to provide a prepayment metering option. When all such customers have been successfully transferred, the CAP will be discontinued and the CAP Rate will become the vehicle by which PECO ensures that its customers receive universal service. CAP Rate will remain in effect through December 31, 2010. This settlement does not address, and the Joint Petitioners make no commitment regarding, any other issues regarding CAP Rate after December 31, 2010 including the existence or closure of CAP Rate. The Joint Petitioners, in consultation with other interested parties, agree to review and consider any recommendations for changes in the CAP Rate program identified in the current evaluation of the CAP Rate program being conducted for PECO. This settlement does not abrogate the joint stipulation reached by the parties in PECO's current

CAP Rate pilot proceeding. If that joint stipulation and this settlement are inconsistent, this settlement shall control.

     31. In order to be eligible for CAP Rate, customers must demonstrate that their annual household gross incomes are at or below 150% of Federal poverty income guidelines and that they have an inability to pay their electric bills, as evidenced by failure to make at least two payments of their electric bill or having met other criteria. These other criteria shall be determined by mutual agreement of the Joint Petitioners in consultation with other interested parties and shall become effective upon Commission approval. Within six months after this settlement becomes effective, the Joint Petitioners will determine what these criteria should be. For purposes of this settlement, failure to make a payment shall include partial or late payment. Applicants whose income records cannot be found in tax or public assistance databases will be provided a personal interview to establish eligibility. Individual customer eligibility for CAP Rate will be reviewed annually. The percentage rate discounts provided to current CAP Rate customers, as set forth in PECO's existing tariff (i.e., either nominal 25.0% or 50.0% depending on income status) will be deducted from the residential rates then in effect and will remain in place, unless the Joint Petitioners in consultation with other interested parties mutually agree to modifications to the discounts, including additional discount tiers.

     32. All CAP rate generation discounts shall be portable and customers' access to the benefits of universal service programs shall not be affected by whom the customer selects as its generation supplier or by whom the Commission directs shall be the customers' provider of last resort-default supplier.

     33. The Joint Petitioners agree that the current annual level of universal service costs reflected in residential distribution rates is $50.0 million. PECO will recover its universal service costs in excess of $50.0 million, as set forth below, through a separate Section 1307 mechanism established by the Commission that will adjust distribution rates applicable to customers. Such increases in PECO's universal service costs shall be deferred for recovery until after January 1, 2002. On or after January 1, 2002, recovery of any increases shall not be subject to the rate cap under this settlement or the Electric Competition Act nor shall it impact the shopping credit. This settlement does not address or resolve the manner in which universal service costs will be allocated to customer classes if and when PECO incurs, and seeks recovery of, universal service costs in excess of $50.0 million. PECO will recover from its customers the universal service costs for those customers served by the CDS supplier and credit the CDS supplier for its provision of customer care services as set forth in Part L, paragraph 38c, and Appendix J.

         34. Participation in the CAP Rate henceforth will be on an open enrollment basis for all eligible customers, with an initial maximum participation level of 100,000 customers subject to revision and adjustment as set forth below. If and when CAP Rate enrollment reaches the 80,000 customer mark, the Joint Petitioners agree to review and, as necessary, to propose adjustments to program parameters with the dual intent of (1) maintaining total CAP Rate program costs at or below the $50.0 million level and (2) ensuring that all eligible customers are able to participate in the program. In the event that such adjustments are not made to program parameters such that program costs are maintained at or below the $50.0 million level and in the event that CAP rate enrollment exceeds 90,000 customers, the costs recovered under the universal service mechanism will be increased to ensure the recovery by PECO of total annual CAP Rate costs in excess of $50.0 million. To determine the recoverable amount, prior to January 1, 2002, PECO will be entitled to a $650 cost credit for each CAP Rate customer, with proportional credit being given for a partial year's participation. The $650 cost credit covers administration, credit and collection costs, CAP Rate revenue shortfalls and LIURP costs. If the CAP Rate costs are reduced to $50.0 million or less, as a result of program adjustments, the $650 annual cost credit will be adjusted to reflect actual costs incurred. Absent earlier adjustment, on January 1, 2002, the costs recovered under the universal service cost recovery mechanism will be increased to ensure the recovery by PECO of total annual CAP Rate costs in excess of $50.0 million, including administration, credit and collection costs, CAP Rate revenue shortfalls and LIURP costs. PECO will direct $5.6 million of the annual Universal Service budget of up to $50 million to LIURP funding, and will make LIURP program changes consistent with the PECO Restructuring Orders.

     35. The Joint Petitioners agree to establish a LIURP Advisory Committee made up of representatives of Joint Petitioners and other interested consumer and public representatives. The Committee will periodically review PECO's LIURP program design and delivery, and PECO will consider all Committee recommendations. The Committee shall meet as needed, but not less than twice a year, and PECO will prepare written minutes of each meeting and shall distribute those minutes to all Committee members within thirty days following each meeting.

     PECO, with the help of the LIURP Advisory Committee, shall design and implement the following LIURP program changes:

     (a) Eligibility for LIURP services will be expanded to those customers with usage over 110% of class average. PECO and the LIURP Advisor Committee will determine what services and the priority of such services to be delivered to customers with usage below 800kWh per month.

     (b) The program should audit for all electric energy usage in a dwelling that could be reduced cost-effectively.

     (c) The list of eligible measures will be expanded to include, when cost-effective, refrigerator replacement and air conditioner replacement, and to include energy education.

     (d) A renewable energy pilot consisting of a solar hot water heater program in 1999 and 2000, a photovoltaic program involving 50 installations in 1999 and 100 installations in 2000. The total 1999 budget would be $525,000 and the total 2000 budget would be $787,500.

     (e) The cause of high customer non-participation levels in the "Could Not Contact Customer" category should be determined and steps taken to reduce this loss of participation.

     PECO shall contract out the delivery of LIURP services to qualified organizations including community based organizations experienced in low-income energy conservation and other services. Such organizations will be selected by means of an open, competitive process. Any Advisory Committee member whose organization has a potential direct interest in providing any LIURP service must (1) disclose that interest at the time the member joins the Committee, and at any time the Committee addresses the LIURP service and (2) refrain from any Committee vote on such LIURP service. PECO, its subsidiaries and/or its affiliates shall not be eligible to deliver LIURP services.

     36. The Joint Petitioners agree to review and, as appropriate, to recommend changes to Commission regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers. Specific items that may be addressed include those regarding the payments of outstanding balances, winter termination procedures, medical certification, termination of service pending the resolution of a dispute, and payment arrangements.

     K. Consumer Education and Information

     37. In accordance with the PECO Restructuring Orders, the Joint Petitioners will cooperate with one another and share control in developing and proposing, for Commission approval, the local component of the Consumer Education Program for PECO. Moreover, PECO specifically agrees, as part of the settlement, to fully comply and cooperate with all Commission-directed Consumer Education efforts and orders, including the PECO Restructuring Order and the Commission's March 30, 1998 Secretarial Letter. The total costs of PECO's Consumer Education Program, including its participation in the Statewide Program, shall not exceed $24.0 million, which amount represents $4,183,365 as allowed expenses incurred during 1997 and up to $19,816,635 in customer education expenses for 1998-2000.


     L. Provider of Last Resort and Generation Supply Obligations And Opportunities

     38. PECO agrees that, for the duration of the CTC/ITC recovery period, it will serve as the provider of last resort for all retail electric customers in its service territory that do not choose or cannot choose to purchase power from alternative suppliers, subject to the following terms, conditions and qualifications:

        a. On January 1, 2001, 20% of all of PECO's residential customers -- determined by random selection, including low-income and inability-to-pay customers, and without regard to whether such customers are obtaining generation service from an EGS -- shall be assigned to a provider of last resort-default supplier other than PECO that will be selected on the basis of a Commission-approved energy and capacity market price bidding process. This service shall be referred to as Competitive Default Service ("CDS").

        b. For purposes of this bidding process, all of the customers selected shall constitute a single bidding block. To qualify for the CDS bidding process an EGS must, among other Commission-approved requirements, agree to provide in 2001 at least 2.0% of its offered energy supply for CDS service from renewable resources of solar, wind, sustainable biomass (including landfill gas but excluding incineration of Municipal Solid Waste), geothermal or ocean power. The renewable energy increment shall increase by annual increments of 0.5% thereafter. The requirement to include these levels of renewable energy in the resource mix may be lowered by the Commission if the cost of the power from the renewable energy sources increases the cost of the entire block by more than 2% over what the cost would be without the renewable energy sources.

        c. Terms and conditions of CDS shall be established, maintained, and modified by the Commission. Competitive Default Service bids will require a term that will be established by the Commission. Bids will provide a fixed rate for the term, unless an alternative rate structure is approved by the Commission. Any bid that exceeds the generation rate cap will be rejected. PECO EDC or divisions or PECO divisional or affiliated EGSs may not bid (either directly or as a partner or participant in any business combination with a bidder) on CDS service. Any non-affiliated EGS or consortium of EGSs that are licensed by the Commission and that meet applicable terms and conditions and standards for CDS service could bid to provide CDS service. A customer assigned to CDS retains the right to elect a competitive EGS or return to PECO default provider of last resort service at any time at no charge. If a consumer returns to CDS for any reason, the consumer will receive service from its CDS on the same terms and conditions and at the same rate available to other CDS customers. The CDS provider will, at the customer's option, provide a single bill, subject to the same standards for EGS consolidated billing as provided in Appendix C and as established by the Commission. The CDS will include all customer care functions, including processing customer accounts in accordance with all applicable regulations (Chapter 56). Chapter 56 billing and collection costs, uncollectible expense, and universal service costs shall be unbundled by PECO as set forth in Appendix J. Revenues equal to the amount of these unbundled costs shall be portable with customers randomly assigned to the CDS and shall be provided to the CDS provider to the extent it is providing services funded by these unbundled costs. The CDS will be rebid annually, unless an alternative bidding term is approved by the Commission. If, 30 days prior to the annual bid the number of residential customers served by the CDS has fallen below 17%, a further random selection of customers shall be assigned to CDS service to restore the number of customers for the 20% level. The further random selection shall be chosen from the customers (not already assigned to CDS service) served by EGSs other than PECO. The Commission will develop qualifications for an EGS to bid on CDS, including credit worthiness and increased bond amount.

        d. The EGS selected as the CDS provider will assume all responsibilities and obligations associated with provider of last resort service that are specified by the Commission. By January 1, 1999, the Commission will issue final standards for PECO governing the responsibilities and obligations of the competitively determined provider of last resort in PECO service territory.

        e. PECO's distribution company shall satisfy its obligation as provider of last resort by purchasing required amounts of energy and capacity at wholesale from other generation suppliers including, in its sole discretion, its affiliated generation entity, and reselling that energy and capacity. On and after January 1, 2001 PECO as provider of last resort-default supplier will price its service to residential customers at its sole discretion with the following limitations. PECO will establish a single rate established for each rate schedule. The rate will be:

     (i) no less than (1) the price charged by the CDS selected to be the alternative provider of last resort-default supplier in the 20% bid; and

     (ii) no higher than (2) 111% of the market price of energy and capacity (determined by rate class) calculated as follows: energy will be at the average PECO-PJM market clearing price as posted on the PJM website for the prior 12 months (adjusted for line losses, on/off peak usage and GRT); capacity shall be at the average PJM penalty price for capacity for the prior 12 months (adjusted for line losses, reserve margin, load factor and GRT). Such annualized rates will be computed monthly.

     If (i) is higher than (ii) above, PECO will price its service at (i) above (the competitive PLR winning bid). In no event will the price exceed the shopping credit. Residential customers that remain with PECO provider of last resort default service will pay the annualized rate as set by PECO during January of each year. Residential customers returning to PECO provider of last resort service who agree to take such service for a minimum of 12 months will pay the annualized rate as set by PECO during the month they return. Returning residential customers shall also have the option of receiving service on a monthly published generation market rate basis without the benefit of the generation rate cap, but such rate may not be less than the prices charged by the CDS.

     PECO as provider of last resort-default supplier will price its service to industrial and commercial customers at tariffed rates or at special contract rates as set forth in Appendix A.

        f. The Joint Petitioners agree that through December 31, 2010, customers may choose to purchase power from alternative suppliers and later return to take generation service from PECO's EDC distribution company, or to their assigned provider of last resort default supplier.

        g. This Settlement does not address, and the Joint Petitioners make no commitment regarding, PECO's obligation to serve after December 31, 2010, or the continuance or discontinuance of the right to choose an alternative supplier and later return after December 31, 2010.

     M. Market Share Thresholds

     39. The following are the market share thresholds for random assignment of non-shopping customers to alternative EGSs and PECO-affiliated or divisional
EGSs:

        a. If, on January 1, 2001, less than 35% of all PECO's residential and commercial customers by class are obtaining generation service from an alternate EGS or PECO-Supplier affiliate or division (including those customers assigned to the CDS pursuant to the competitive bid under Part L above), then the number of remaining customers, necessary to reach the 35% target, determined by random selection, by class, shall be assigned an EGS on the basis of a one-time, Commission-approved process in which PECO-affiliated EGSs may participate. No such assignment shall be made until after all customers have been notified in advance of this process and have been given the option to remain with PECO default service or select an EGS of their choice. The 35% will be determined for residential and small commercial customers on the basis of the number of customers and large commercial customer classes on the basis of peak load. For purposes of applying this provision, the customers assigned to a provider of last resort other than PECO pursuant to Part L above shall be counted as customers receiving service from an EGS.

        b. If, on January 1, 2003, less than 50% of all PECO's residential and commercial customers are obtaining generation service from an alternate EGS or PECO-supplier affiliate or division (including those customers assigned to the CDS pursuant to the competitive bid under Part L above and those customers assigned to an EGS under paragraph 39(a) above pertaining to market share thresholds), then the number of remaining customers necessary to reach the 50% target, determined by random selection, by class, shall be assigned to an EGS on the basis of a one-time, Commission-approved process in which PECO-affiliated EGSs may participate. No such assignment shall be made until after all customers have been notified in advance of this process and have been given the option to remain with PECO default service or select an EGS of their choice. The 50% will be determined for residential and small commercial customers on the basis of the number of customers and large commercial customer classes on the basis of peak load. For purposes of applying this provision, the customers assigned to a provider of last resort or EGS other than PECO pursuant to Part L above shall be counted as customers receiving service from an EGS.

     N. Code of Conduct

     39a. PECO further agrees that it will be subject to and governed by the Code of Conduct set forth in Appendix H to this Joint Petition. The Code of Conduct set forth in Appendix H shall remain applicable to PECO until the later of January 1, 2001, or the date when the statewide generic code of conduct established by the Commission in its rulemaking becomes effective.


     O. Renewable Energy Development

     40. PECO hereby files for Commission approval Rate RS Tariff sheet attached in Appendix A to allow all customers to install and operate renewable energy generation, including appropriate provisions for self-generation and net metering. Renewable energy installations include solar, wind, biomass, and methane field generation.

     The interconnection requirements for the inverter portion of photovoltaic systems, as presently set forth in the document entitled "Requirements for Parallel Operation of Non-Utility Generation" (the "Grey Book"), shall be expanded to incorporate, as appropriate, IEEE Standard 929-1988 and UL Publication 1741 ("Power Conditioning Units for Use in Residential Photovoltaic Power Systems"). PECO further agrees to continue good faith technical discussions with the Environmentalists' members to determine what changes, if any, should be made to the interconnection requirements and process under Rate R-S and to promptly seek Commission approval to implement any changes mutually agreed upon.

     The Joint Petitioners also agree that the current "engineering" review of the inverters in new photovoltaic systems will be replaced with a simplified inspection designed to confirm that the systems meet IEEE and UL standards. PECO will continue to review the other auxiliary equipment associated with photovoltaic installations to ensure compliance with the Grey Book requirements.

     PECO will agree to reduce its processing fee for Rate R-S applications to $300 for non-photovoltaic installations and to $100 for photovoltaic installations. For multiple installations of the same photovoltaic equipment covering contiguous properties, and inspected in the same time frame, the application and processing fee will be reduced to $50 per installation for the second and subsequent installations. PECO further agrees that it will not charge for the additional distribution expenses incurred, up to a maximum of $1,000, to accept a new Rate R-S installation. Customers will bear the responsibility of any cost in excess of $1,000.


     P. Sustainable Development Fund

         40a. PECO will also establish a sustainable energy and economic development fund which shall be funded from the 2.98 cents per kWh transmission and distribution rate at .01 cents per kWh (less applicable gross receipts tax) on all power sold for all customers beginning on January 1, 1999 ending on June 30, 2005 or until the Commission establishes new distribution rates, whichever is later. The .01 cent per kWh shall not automatically be considered a cost of service element upon expiration of the transmission and distribution rate cap on June 30, 2005.

     50% of these funds shall be administered by the Delaware Valley Community Reinvestment Fund overseen by a seven-member board of directors to be nominated by the Joint Petitioners and approved by the Commission. This portion of the funds shall be used to promote the development and use of renewable energy and clean energy technologies, energy conservation and efficiency, and economic developments projects which promote clean energy.

     The remaining 50% of these funds shall be allocated to the Delaware Valley Regional Economic Development Corporation. This portion of the funds shall be used for economic development projects which have a job impact.

     PECO agrees to include bill inserts twice a year describing the activities of these funds. PECO will have final review and approval of the content of the messages and will be reimbursed from the funds for its incremental costs related to the bill inserts.


     Q. Resolution of Other Issues

     41. Any issue not specifically addressed in this settlement shall be treated and resolved in accordance with the resolution of that issue adopted by the Commission at this docket in the Restructuring Order entered December 23, 1997, the Reconsideration Order entered January 16, 1998, the Compliance Order entered February 5, 1998 and the Second Compliance Order entered February 26, 1998.

     R. Promotion of Settlement

     The Joint Petitioners agree that they shall make all reasonable and good faith efforts necessary (a) to obtain final approval of this settlement by the Commission and (b) to insure full implementation and enforcement of all of the terms and conditions set forth in this settlement, including those providing for an orderly transition from the current regulated structure to a structure under which retail customers will have direct access to a competitive market for the generation of electricity and a fair and reasonable recovery of PECO's transition and stranded costs created by this transition to a competitive market.


     S. Withdrawal Of Pending State And Federal Court Cases

     42. Within ten days of the execution of this Joint Petition by all of the Joint Petitioners, the Petitioners in the following cases with the concurrence and support of the Commission and other parties and intervenors that are Joint Petitioners hereto, shall petition the Commonwealth Court to continue generally further consideration of their respective appellate actions:


-------------------------------------------------------------------------------
No. 269 M.D. 1997               CEPA Original Jurisdiction Action
-------------------------------------------------------------------------------
No. 1600 C.D. 1997              CEPA Securitization Appeal
-------------------------------------------------------------------------------
No. 1613 C.D. 1997              Sen Fumo Securitization Appeal
-------------------------------------------------------------------------------
No. 1622 C.D. 1997              Environmentalists Securitization Appeal
-------------------------------------------------------------------------------
No. 1633 C.D. 1997              OCA Securitization Appeal
-------------------------------------------------------------------------------
No. 264 C.D. 1998               CEPA Restructuring Order and
                                Reconsideration Order Appeal
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
No. 382 C.D. 1998               Conectiv Restructuring Order and
                                Reconsideration Order Appeal
-------------------------------------------------------------------------------
No. 398 C.D. 1998               Enron Restructuring Order and
                                Reconsideration Order Appeal
-------------------------------------------------------------------------------
No. 445 C.D. 1998               NEV Restructuring Order and
                                Reconsideration Order Appeal
-------------------------------------------------------------------------------
No. 394 C.D. 1998               OCA Reconsideration Order Appeal
-------------------------------------------------------------------------------
No. 395 C.D. 1998               OCA Restructuring Order Appeal
-------------------------------------------------------------------------------
No. 245 C.D. 1998               PECO Restructuring Order Appeal
-------------------------------------------------------------------------------
No. 246 C.D. 1998               PECO Reconsideration Order Appeal
-------------------------------------------------------------------------------
No. 706 C.D. 1998               PECO Compliance Filing Order Appeal
-------------------------------------------------------------------------------
No. 898 C.D. 1998               PECO Second Compliance Filing Order
                                Appeal
-------------------------------------------------------------------------------

(The foregoing are hereafter referred to collectively as the "Commonwealth Court Actions.")

     Within ten days of the execution of this Joint Petition by all of the Joint Petitioners, PECO shall petition the United States District Court to continue generally its action filed at Civil Docket No. 98-CV-335.

         In addition, within ten days after the Commission's approval of this Joint Petition becomes final and no longer subject to administrative or judicial challenge, PECO shall withdraw with prejudice (a) all of its pending appeals before Commonwealth Court and (b) its pending civil action before the US. District Court, and the other Joint Petitioners shall similarly withdraw with prejudice all of their Commonwealth Court Actions. The Joint Petitioners agree that they shall not initiate or join in any court challenge to the constitutionality or legality of the Electric Competition Act such that would prevent or preclude implementation of this settlement or any of its terms, PECO's securitization of stranded costs, this Joint Petition for Settlement or any order approving this Joint Petition, except as provided in paragraph 44 provided that nothing in this Joint Petition shall prevent any Joint Petitioner that is a party to the restructuring proceedings of another utility from initiating any court challenge, including a challenge to the constitutionality or legality of the Electric Competition Act, arising from such proceedings.


     T. Effectiveness, Duration And Enforcement Of Settlement

     43. The settlement proposed herein will go into effect upon the Commission's issuance of a final order approving this Joint Petition and all the settlement terms and conditions without modification. The terms of this settlement shall be implemented and enforceable notwithstanding the pendency of a legal challenge to the Commission's approval of this Joint Petition or to actions taken by another regulatory agency or Court, unless such implementation and enforcement is stayed or enjoined by the Commission, another regulatory agency, or a Court having jurisdiction over the matter.

     The obligations under this settlement that apply for a specific term set forth herein shall expire automatically in accordance with the term specified, and shall require no further action for their expiration. This settlement, including all of the terms and conditions set forth above, shall expire on December 31, 2010.

     The Joint Petitioners may enforce this Joint Petition through any appropriate action before the Commission or through any other available remedy. Joint Petitioners shall consider any final Commission order related to the enforcement or interpretation of this Joint Petition as an appealable order to Commonwealth Court. This shall be in addition to any other available remedy at law and equity.

     If a court grants a legal challenge to the Commission's approval of this Joint Petition and settlement and issues a final non-appealable order which prevents or precludes implementation of any material term of the settlement, or if some other legal bar has the same effect, then this settlement is voidable, upon written notice by any Joint Petitioner.


     U. Complete Agreement; No Alterations Or Modifications

     44. This settlement resolves, with prejudice, all of the issues specifically addressed herein and precludes the Joint Petitioners from asserting contrary positions with respect to any such issue during subsequent litigation provided, however, that this settlement is made without admission against or prejudice to any factual or legal positions which any of the Joint Petitioners may assert (i) in the event that the Commission does not issue a final, non-appealable Order approving this settlement without modification; or (ii) in other Pennsylvania utilities' Restructuring proceedings before the Commission under Section 2806(D) of the Electric Competition Act and related appeals; or
(iii) other proceedings before the Commission or other forums as long as such positions are not in derogation of this settlement. The Joint Petitioners agree that this Settlement shall not constitute or be cited as controlling precedent in any other proceedings, including Pennsylvania utilities' restructuring proceedings before the Commission under Section 2806(D). This settlement is determinative and conclusive of all of the issues addressed herein and constitutes a final adjudication as to the Joint Petitioners of the matters thereof.

     In addition, this settlement is expressly conditioned upon the Commission's approval of all of the specific terms and conditions contained herein without modification. If the Commission should fail to grant such approval, or should modify any of the terms and conditions herein, this settlement will terminate and be of no force and effect. The Joint Petitioners will make best efforts to support this settlement and to secure its approval by the Commission.

     It is expressly understood and agreed that this settlement constitutes a negotiated resolution solely of PECO's restructuring proceedings at Docket Nos. R-00973877, R-00973953 and P-00971265 and the related court appeals and other actions listed in Part S herein.


                       IV. PUBLIC INTEREST CONSIDERATIONS

     The Joint Petitioners submit that this settlement is in the public interest and should be approved in full for the following reasons:

     45. Customers Will Receive Rate Reductions. The settlement enables all customers to receive significant guaranteed rate reductions.

     45a. Competition will be promoted. Customers will receive substantial shopping credits that will allow shopping customers to achieve significant bill savings in addition to the guaranteed rate cut and that will promote competition. Moreover, the size of the shopping credit and other provisions of this settlement will insure that a fully competitive market for electricity will be created and functioning by January 1, 1999.

     46. Transmission And Distribution Charges Will Be Capped For An Additional Four Years. The settlement provides that the cap on PECO's transmission and distribution charges, which otherwise would expire on June 30, 2001, will be extended until June 30, 2005.

     47. Generation Rates Will Be Capped For An Additional Five Years. The settlement provides that a cap on PECO's generation rates, which otherwise would expire on December 31, 2005, will be in place, at somewhat higher levels than provided in the Electric Competition Act (66 Pa. C.S. ss.2804(4)), until December 31, 2010. In addition to the guaranteed rate cuts, non-shopping customers shall be served by providers of last resort or default service that will offer electric service at market-determined prices on January 1, 2001.

     48. Universal Service Coverage Will Be Expanded. The settlement builds upon PECO's CAP Rate pilot and provides for open enrollment for eligible customers in that program, subject to an initial maximum participation level of 100,000 customers which will be reviewed when it is reached. As such, PECO's existing customer assistance programs could more than double their enrollment in the next several years. In addition, the budget for the Low-Income Usage Reduction Program is doubled which will promote energy conservation and affordable service.

     49. Economic Development and the Environment Will Benefit. Vigorous competition unleashed by the shopping credits and the guaranteed rate reductions will be of benefit to business and industry as well as to residential consumers. The settlement also provides for a sustainable development fund, an expanded Rate RS, and a renewable pilot program.

     50. The Securitization Of Stranded Assets Will Be Facilitated. The settlement provides for the Commission to issue a Qualified Rate Order authorizing PECO to securitize up to $4.0 billion of its recoverable stranded assets and costs.

     51. Substantial Litigation And Associated Costs Will Be Avoided. The settlement amicably resolves a number of important and contentious issues raised in the proceeding and, at the same time, provides for the withdrawal of various actions currently pending before state and federal courts. The administrative and appellate burden and costs to litigate these matters, including likely future appeals, to conclusion would be substantial.

     52. The Settlement Is Consistent With Commission Policies Promoting Negotiated Settlements. The Joint Petitioners arrived at the settlement terms after conducting extensive discovery, submitting comprehensive testimony and engaging in in-depth discussions. The settlement terms and conditions constitute a carefully crafted package representing reasonable negotiated compromises on the issues addressed herein. Thus, this settlement is consistent with the Commission's rules and practices encouraging negotiated settlements (see 52 Pa. Code ss.5.231, 69.391, 69.401).

                                  V. CONCLUSION


     WHEREFORE, the Joint Petitioners, intending to be legally bound, respectfully request that the Commission: (1) approve the settlement terms and conditions set forth in the Joint Petition without modification; (2) amend the Commission's Restructuring Order, Reconsideration Order, Compliance Order and Second Compliance Order as necessary to implement the proposed settlement; (3) approve the Tariff Supplements attached as Appendix A to become effective pursuant to the terms set forth therein; (4) issue the Qualified Rate Order set forth in Appendix D hereto; and (5) approve PECO's transfer of generating assets as set forth herein.

     The undersigned counsel or representatives certify that they have full authority to enter into this settlement and to act on behalf of their respective parties, and each is executing this agreement as a duly authorized representative of such party.

-----------------------------------------------         ---------------
Paul R. Bonney, Esquire                                 April 29, 1998
Counsel for PECO Energy Company


-----------------------------------------------         ---------------
Christopher B. Craig, Esquire                           April 29, 1998
Counsel for Senator Vincent J. Fumo


-----------------------------------------------         ---------------
Irwin A. Popowsky, Esquire                              April 29, 1998
Counsel for Office of Consumer Advocate


-----------------------------------------------         ---------------
Bernard Ryan, Esquire                                   April 29, 1998
Counsel for Office of Small Business Advocate


-----------------------------------------------         ---------------
Kenneth L. Mickens, Esquire                             April 29, 1998
Counsel for Office of Trial Staff


-----------------------------------------------         ---------------
David Kleppinger, Esquire                               April 29, 1998
Counsel for Philadelphia Area
  Industrial Energy Users Group


-----------------------------------------------         ---------------
Lance S. Haver                                          April 29, 1998

-----------------------------------------------         ---------------
Steven P. Hershey, Esquire                              April 29, 1998
Philip A. Bertocci, Esquire
Counsel for CEPA


-----------------------------------------------         ---------------
Roger Clark, Esquire                                    April 29, 1998
Counsel for Environmentalists


-----------------------------------------------         ---------------
Paul L. Zeigler, Esquire                                April 29, 1998
Counsel for Delaware Valley Energy Consortium


-----------------------------------------------         ---------------
Kenneth Zielonis, Esquire                               April 29, 1998
Counsel for Pennsylvania Retailers' Association


-----------------------------------------------         ---------------
Audrey Van Dyke, Esquire                                April 29, 1998
Counsel for  U.S. Department of the Navy


-----------------------------------------------         ---------------
Joe Inabinet                                            April 29, 1998
For Action Alliance of Senior
  Citizens of Greater Philadelphia


-----------------------------------------------         ---------------
John Earwood                                            April 29, 1998
For Department of Aging


-----------------------------------------------         ---------------
Kenneth G. Hurwitz, Esquire                             April 29, 1998
Counsel for Southeastern Pennsylvania
  Transportation Authority

-----------------------------------------------         ---------------
Daniel Clearfield, Esquire                              April 29, 1998
Counsel for Enron Power Marketing, Inc.


-----------------------------------------------         ---------------
Joseph A. Dworetzky, Esquire                            April 29, 1998
Counsel for NEV, East LLC


-----------------------------------------------         ---------------
Craig A. Doll, Esquire                                  April 29, 1998
Counsel for Conectiv Energy


-----------------------------------------------         ---------------
William T. Hawke, Esquire                               April 29, 1998
Counsel for Mid-Atlantic Power
Supply Association


-----------------------------------------------         ---------------
Albert Benincasa                                        April 29, 1998
For Skipping Stone


-----------------------------------------------         ---------------
Douglas F. John, Esquire                                April 29, 1998
NorAm Energy Management, Inc. and
  Electric Clearinghouse, Inc.


-----------------------------------------------         ---------------
Usher Fogel, Esquire                                    April 29, 1998
Counsel for Pennsylvania Petroleum Association and Pennsylvania Association of Plumbing,
  Heating, Cooling Contractors, Inc.

-----------------------------------------------         ---------------
Otto F. Hofmann, Esquire                                April 29, 1998
Counsel for Pennsylvania Rural
  Electric Association

     The undersigned counsel or representatives certify that they have full authority to enter into this settlement and to act on behalf of their respective parties, and each is executing this agreement as a duly authorized representative of such party.



-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998

     The undersigned counsel certify that they have full authority to act on behalf of their respective parties in this proceeding and they do not object to, and will abide by, the terms of this settlement of the PECO restructuring proceedings and related appeals.



-----------------------------------------------         ---------------
Paul E. Nordstrom, Esquire                              April 29, 1998
Counsel for Allegheny Power System, Inc.


-----------------------------------------------         ---------------
Terrance J. Fitzpatrick, Esquire                        April 29, 1998
Counsel for GPU Energy, Inc.


-----------------------------------------------         ---------------
Paul E. Russell, Esquire                                April 29, 1998
Counsel for Pennsylvania Power &
  Light Co.

     The undersigned counsel certify that they have full authority to act on behalf of their respective parties in this proceeding and they do not object to, and will abide by, the terms of this settlement of the PECO restructuring proceedings and related appeals.

-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998


-----------------------------------------------         ---------------
                                                        April 29, 1998

-----------------------------------------------         ---------------
                                                        April 29, 1998